EXHIBIT 21

                                  SITEL CORPORATION
                                    SUBSIDIARIES
                                    ____________

U.S. Subsidiaries
_________________
National Action Financial Services, Inc.			                    	Georgia
Financial Insurance Services, Inc.                        						Nebraska
SITEL Insurance Marketing Services, Inc.		                    		Nebraska
SITEL Insurance Services, Inc.			                            			Nebraska
SITEL International, Inc.					                                		Nebraska
SITEL Investments, Inc.						                                 		Nebraska
SITEL Software, Inc.                                    								Nebraska
SITEL Support Services, Inc.		                             					Nebraska
SITEL Technical Services, Inc.					                            	Wisconsin

Non-U.S. Subsidiaries
_____________________
SITEL Australia Holdings Pty Ltd.                         						Australia
SITEL Telebusiness Australia Pty Limited                    				Australia
SITEL Belgium NV									                                       Belgium
SITEL Insurance Services Canada Inc.				                       	Canada
SITEL Teleservices Canada Inc.						                            Canada
GCI Colombia, S.A.								                                     	Colombia
SITEL GmbH									                                            	Germany
SITEL Hong Kong Pte Ltd.							                                	Hong Kong
SITEL TMS Limited								                                      	Ireland
Telephone Marketing Services (International)Limited		           Ireland
SITEL Japan KK										                                        Japan
Grupo SITEL de Mexico, S.A. de C.V.					                        Mexico
SITEL Australia Pty Ltd.								                                New South Wales
SITEL Telebusiness New Zealand Limited					                     New Zealand
Action Servicos de Publicidade S.A.					                        Portugal
SITEL Asia Pacific Investments Pte Limited				                  Singapore
SITEL Asia Pacific Pte Limited						                            Singapore
SITEL Singapore Pte Ltd.								                                Singapore
SITEL Telebusiness Singapore Pte Ltd.					                      Singapore
Action Data Base S.A.								                                   Spain
Moma Pars S.L.										                                        Spain
SITEL Hispanica, S.A.								                                   Spain
SITEL Iberica Teleservices, S.A.						                          Spain
Telepromotion S.A.									                                     Spain
Triana 24 SL.									                                         	Spain
SITEL Nordics AB									                                       Sweden
Svanberg & Co AB									                                       Sweden
Worldline Sweden AB									                                    Sweden
B's Telemarketing Limited							                                United Kingdom
Leiderman and Roncoroni Limited						                           United Kingdom
SITEL Europe plc									                                       United Kingdom
SITEL UK Limited									                                       United Kingdom
SITEL Stratford Limited								                                 United Kingdom
SITEL Stratford [Services] Limited						                        United Kingdom
SITEL Kingston Limited								                                  United Kingdom
SITEL Kingston [Services] Limited					                         	United Kingdom
SITEL Moor Park Limited								                                 United Kingdom
SITEL Moor Park [Services] Limited						                        United Kingdom
The L & R Group Limited							                                 	United Kingdom
The Training Works Limited						                               	United Kingdom